                                                                    Exhibit 3.43

                          CERTIFICATE OF INCORPORATION
                                       OF
                               NRG AUSTRALIA, LTD.

         FIRST. The name of the corporation is NRG AUSTRALIA, LTD.

         SECOND. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (New Castle County). The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares which the corporation shall have authority to issue is 1,000 shares of capital stock, and the par value of each such share is $1.00 per share.

         FIFTH. The name and mailing address of the incorporator is Catherine J. Moen, 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403.

         SIXTH. The initial Board of Directors of the corporation is as follows:

                  Carl A. Carreca
                  David H. Peterson

         SEVENTH. The Board of Directors of the corporation is expressly authorized to make, alter or repeal by-laws of the corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law, whether adopted by them or otherwise.

         EIGHTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

         NINTH. No director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyally to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the General Corporation Law of Delaware or
(d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Ninth by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is her act and deed and that the facts stated therein are true.

                                             /s/ Catherine J. Moen
                                             ------------------------
                                             Catherine J. Moen

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               NRG AUSTRALIA, LTD.

         NRG Australia, Ltd., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Company"), does hereby certify that:

         1. The amendment to the Company's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the sole shareholder, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         2. Article First of the Company's Certificate of Incorporation is amended to read in its entirety as follows:

                  "The name of the corporation is NRG ASIA-PACIFIC, LTD."

         IN WITNESS WHEREOF, NRG Australia, Ltd. has caused this Certificate to be executed by Michael J. Young, its authorized officer, on this 6th day of January, 1998.

                                             /s/ Michael J. Young
                                             -----------------------------
                                             Michael J. Young
                                             Secretary